(j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Directors

ING Mutual Funds Trust

We consent to the use of our report dated December 22, 2011, incorporated herein by reference, for ING International Core Fund, a series of the ING Mutual Funds, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

August 7, 2012